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                                                                 EXHIBIT 10.6




                                AMAZON.COM, INC.

                                VOTING AGREEMENT

         This Shareholders Agreement (this "Agreement") is made as of June 21, 1996 by and among Amazon.com, Inc., a Delaware corporation (the "Company"), Jeffrey P. Bezos (the "Founder") and the Investors listed on the signature pages of this Agreement (the "Investors"). The Founder and the Investors are collectively referred to herein as the "Shareholders."

                                    RECITALS

         A. The Founder is the holder of 1,700,000 shares of common stock, $.01 par value per share, of the Company (excluding any such common stock which may be issued upon conversion of Series A Stock (as defined below), "Common Stock").

         B. Simultaneously herewith, the Company and the Investors are entering into a Series A Preferred Stock Purchase Agreement (the "Series A Agreement") pursuant to which the Company is issuing and the Investors are purchasing, in the amounts set forth in Exhibit A to the Series A Agreement, an aggregate of 569,396 shares of the Company's Series A Preferred Stock, $.01 par value per share (including the shares of Common Stock issuable upon conversion thereof, the "Series A Stock").

         C. It is a condition to the obligations of the Investors under the Series A Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute, and to be bound by the provisions of, this Agreement.

                                   AGREEMENT

         In consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

1.       ELECTION OF DIRECTORS

         1.1     VOTING OF SHARES

         In elections of directors of the Company and during the term of this Agreement, the Shareholders shall vote all shares of the capital stock of the Company owned by them, or as to which they have voting power, for the candidates designated pursuant to the provisions of this Agreement.





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         1.2     NUMBER OF DIRECTORS

         The Board of Directors shall consist of such number of directors, which shall not be less than five, as may be determined in accordance with the Bylaws of the Company. The parties agree that the Board of Directors shall consist of five directors until such time as the number of directors may be increased above such number in accordance with such Bylaws. The parties shall use their best efforts to permit no amendment of the Bylaws of the Company that would reduce the number of directors constituting the Board of Directors below five or that otherwise would conflict with the terms of this Agreement.

         1.3     DESIGNATED DIRECTORS

         In elections of Directors of the Company, the Shareholders shall vote for the candidates designated pursuant to this Section 1.3:

         (a) One candidate for the Board of Directors shall be designated by the holders of Series A Stock (the "Series A Director").

         (b) Two candidates for the Board of Directors shall be designated by the holders of Common Stock ("Common Stock Directors").

         (c) Two candidates for the Board of Directors shall be designated by the holders of Series A Stock and Common Stock voting together as a single class.

         The holders of Series A Stock initially designate L. John Doerr as the Series A Director, and the Founder, as the holder of a majority of the outstanding shares of Common Stock and on behalf of all holders of Common Stock, initially designates Jeffrey P. Bezos and Tom A. Alberg as the Common Stock Directors.

         In the event that the number of directors constituting the Board of Directors is increased above five, the provisions of this Agreement shall continue with respect to five of the total number of directors, with the remaining directors being elected in such manner as may be provided by law or in the Certificate of Incorporation or Bylaws of the Company or pursuant to any agreement entered into in connection with such increase.

         1.4     VOTING AMONG SHAREHOLDERS

         Whenever the holders of Series A Stock or the holders of Common Stock shall be entitled to designate a candidate or candidates to the Board of Directors, the designating group shall choose such candidate or candidates by a majority vote among the members of that group based on the number of outstanding voting securities held





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by the members of that group; provided, however, that if shares are held and voted by members of a group in such proportion that no majority vote is obtained, then the candidates with the greatest number of votes shall be deemed chosen (up to the number of candidates to be selected by such group). The candidate(s) so chosen shall be the designated candidate(s) for that group and the Shareholders agree to vote for such individuals. No director shall be removed except by the affirmative vote of the group entitled to elect such director, and no director may be so removed if the votes cast against such director's removal would be sufficient (assuming that each of such group's designated directors were being chosen) to designate such director for the group. The manner of obtaining such vote shall be determined by the holders of securities of such group, and the Company shall be entitled to rely on a certificate from any holder of such group as to the validity of the action of such group.

         1.5     REMOVAL OF DIRECTORS AND VACANCIES

         Directors may be removed at any time with or without cause, provided that no Shareholder shall vote for the removal of a director nominated and elected pursuant to this Agreement, and no such vote shall be effective, unless the parties who nominated such director, voting among themselves in accordance with Section 1.4, shall so specify. If such parties do so specify the removal of a director, the Shareholders agree to vote all shares of capital stock of the Company owned by them, or as to which they have voting power, for the removal of such director. If a vacancy occurs on the Board of Directors, the remaining directors shall immediately elect the nominee of the group that nominated the departing director. If the remaining directors fail for any reason to elect such nominee, the Company or the Shareholders shall cause a shareholders' meeting to be held at the earliest practicable date, at which meeting the Shareholders shall vote, pursuant to this Agreement, all shares of capital stock of the Company owned by them, or as to which they have voting power, for such nominee.

2.       ADDITIONAL SHARES OF STOCK

         In the event additional shares of voting capital stock of the Company are, at any time during the term of this Agreement, issued to a Shareholder, such additional shares of voting capital stock shall automatically become subject to the terms and provisions of this Agreement and shall be voted in accordance herewith.

3.       TERMINATION

         This Agreement shall terminate in its entirety upon the earliest to occur of (a) immediately prior to the closing of an initial public offering of the Company's common stock registered under the Securities Act of 1933, as amended, (b) any merger, sale of assets, consolidation, reorganization or other sale of the Company as a result of which securities representing a majority of the voting power of the Company





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are held by persons or entities that held less than a majority voting interest in the Company prior to such transaction, (c) the liquidation, dissolution or indefinite cessation of the business operations of the Company, (d) the execution by the Company of a general assignment for the benefit of creditors, the appointment of a receiver or trustee to take possession of the property and assets of the Company, or the filing of a petition under applicable bankruptcy laws with respect to the Company, and (e) the seventh anniversary of the date of this Agreement.

4.       AUTHORIZATION

         Each party hereto represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

5.       SUCCESSORS

         The provisions of this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

6.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.       AMENDMENT

         This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by the Company and each of the Shareholders.

8.       GOVERNING LAW

         This Agreement is entered into pursuant to and in accordance with the provisions of Section 218 of the Delaware General Corporation Law. All disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

9.       SPECIFIC PERFORMANCE

         The parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent





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any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief in appropriate circumstances.

10.      NOTICES

         All notices, demands or other communications desired or required to be given by any party to any other party hereto shall be in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon confirmation of receipt of telecopy or other electronic facsimile transmission, (c) one business day after deposit with a reputable overnight courier, prepaid for priority overnight delivery and addressed as set forth in (d), or (d) five days after deposit with the United States Post Office, postage prepaid, and addressed as follows: (i) if to the Founder, to Jeffrey P. Bezos, c/o Amazon.com, Inc., at the address and facsimile number of the Company''s then current executive offices; (ii) if to the Investors, c/o Kleiner, Perkins Caufield and Byers, 2750 Sand Hill Road, Menlo Park, CA 94025, facsimile number (415) __________; or (iii) to such other addresses and to the attention of such other individuals as any party shall have designated to the other parties by notice given in the foregoing manner.

11.      SEVERABILITY

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

12.      ENTIRE AGREEMENT

         This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    AMAZON.COM, INC.


                                    By: Jeff P. Bezos
                                        ---------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------

                                    FOUNDER:



                                    Jeff P. Bezos
                                    --------------------------------------------
                                    Jeffrey P. Bezos

                                    INVESTORS:

                                    KLEINER, PERKINS, CAUFIELD & BYERS,
                                    VIII


                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    KPCB INFORMATION SCIENCES FUND, II


                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

KLEINER, PERKINS, CAUFIELD &
  BYERS, VIII

By  L. John Doerr
  -------------------------------------
General Partner of KPCB VIII
Associates, the General Partner of
Kleiner, Perkins, Caufield & Byers VIII

KPCB INFORMATION SCIENCES
  ZAIBATSU FUND, II


By  L. John Doerr
  -------------------------------------
General Partner of KPCB VIII
Associates, the General Partner of
Kleiner, Perkins, Caufield & Byers VIII








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